                                                                                                     EXHIBIT 11

COMPUTATION OF NET INCOME PER SHARE                                                MIRAGE RESORTS, INCORPORATED
OF COMMON STOCK
---------------------------------------------------------------------------------------------------------------
                                                              Three Months                  Six Months
                                                       --------------------------    --------------------------
For the periods ended June 30                             1997           1996           1997           1996
---------------------------------------------------------------------------------------------------------------
Weighted-average shares outstanding                    178,667,717    184,414,321    178,560,758    184,109,909
Common stock equivalents                                11,723,362     13,019,616     11,900,615     12,453,962
---------------------------------------------------------------------------------------------------------------
Weighted-average shares outstanding and
  common stock equivalents used in the
  computation of primary earnings per share            190,391,079    197,433,937    190,461,373    196,563,871
Additional common stock equivalents for
  fully diluted calculation                              2,337,805      1,937,663      2,160,552      2,503,317
---------------------------------------------------------------------------------------------------------------
Total shares outstanding assuming full dilution        192,728,884    199,371,600    192,621,925    199,067,188
===============================================================================================================

Net income                                            $ 48,901,000   $ 40,599,000   $103,365,000   $105,186,000
Primary earnings per share                            $       0.26   $       0.21   $       0.54   $       0.54
Fully diluted earnings per share                      $       0.25   $       0.20   $       0.54   $       0.53
---------------------------------------------------------------------------------------------------------------